UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNT	NYSE

Item 8.01. Other Events.

Unit Corporation (the “company”) is filing this Current Report on Form 8-K to disclose its intention to rely on the U.S. Securities and Exchange Commission’s (the “SEC”) Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “10-Q”) due to circumstances related to the outbreak of a novel coronavirus disease (“COVID-19”).

Although the company has been working diligently to complete and file the 10-Q by May 11, 2020 (the “Deadline”), the outbreak and spread of COVID-19 has required the company’s employees to work remotely, which has resulted in a delay in the preparation and completion of the information in the 10-Q. The company’s headquarters, officers, corporate, legal, and accounting personnel are in Tulsa, Oklahoma, which has issued orders limiting the company’s ability to conduct its normal business operations, including orders to “shelter-in-place.” The disruptions in staffing, communications, and access to personnel have resulted in delays, limited support, and insufficient time for preparation and review of the 10-Q. For the foregoing reasons, the company has also not yet finalized its financial results for the quarterly period ended March 31, 2020. Among other procedures being carried out to finalize such results, the company is in the process of completing its impairment analyses for certain assets within the company’s Oil and Natural Gas, Contract Drilling and Mid-stream segments due to the adverse impact of lower commodity prices.

The foregoing events and factors have delayed the company’s ability to complete its 10-Q by the Deadline. The company expects to file its 10-Q by June 25, 2020.

The company is supplementing the risk factors disclosed in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 with the following risk factor:

Public health threats have adversely affected and are expected to continue to adversely affect our operations and financial results.

Public health threats and other highly infectious diseases, outbreaks of which have already occurred in various parts of the world, have adversely affected and are expected to continue to adversely affect our operations, the operations of our customers and the global economy.

The outbreak in 2020 of COVID-19 has resulted in quarantines, restrictions on travel, and a significant decrease in economic activity across the world. The COVID-19 pandemic has had and is expected to continue to have a material adverse effect on the demand for hydrocarbons, the prices at which we can sell hydrocarbons, our ability to obtain hedges for commodities, our ability to secure the capital necessary to finance our business, our ability to comply with contractual obligations and covenants, our access to key employees, advisors and personnel and our business generally. COVID-19 has resulted in restrictions, postponements, and cancellations and the impact, extent, and duration of the government-imposed restrictions on travel and public gatherings as well as the overall effect of the COVID-19 virus is currently unknown. We expect that our operations and financial results will continue to be adversely affected so long as these restrictions, postponements, and cancellations remain in place.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. All statements, other than statements of historical facts, included in this release that address activities, events, or developments that the company expects, believes, or anticipates will or may occur are forward-looking statements. Several risks and uncertainties could cause our actual results to differ materially from these statements, including changes in commodity prices, the productive capabilities of the company’s wells, future demand for oil and natural gas, future drilling rig utilization and dayrates, the projected rate of the company’s oil and natural gas production, the amount available to the company for borrowings, its anticipated borrowing needs under its credit agreements, the ability to refinance the company’s senior subordinated notes, the number of wells to be drilled by the company’s oil and natural gas segment, the potential productive capability of its prospective plays, and other factors described in the company’s publicly available SEC reports. The company assumes no obligation to update publicly such forward-looking statements, whether because of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 7, 2020	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President, Secretary & General Counsel